                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202

April 5, 2007

United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Vicor Technologies, Inc.

Dear Sir/Madam:

         We have read Item 4.01 of the form 8-K Vicor Technologies, Inc.
(formerly known as SRKP 6, Inc.), dated April 5, 2007 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by /s/ AJ. Robbins
   ---------------------------
   AJ. Robbins, CPA